Exhibit 99.1

Yum! Brands Inc. Reports Strong 2006 Third-Quarter Earnings Per Share
   of $0.83 or +20% Versus Last Year Led by Powerful Growth in China
                          and International;
             Raises Full-Year Forecast to $2.89 from $2.83


    LOUISVILLE, Ky.--(BUSINESS WIRE)--Oct. 11, 2006--Yum! Brands Inc. (NYSE: YUM) today reported financial results for the third quarter ended September 9, 2006, and provided estimated Period 10 global sales results.

    Highlights for the third quarter are . . .

    --  Worldwide operating profit increased 11%.

    -- Strong double-digit operating-profit growth from our international divisions: China, 26%; YRI, 22%.

    --  Mainland China new-restaurant growth of 18%.

    -- Yum! Restaurants International Division (YRI) new-restaurant growth of 4%.

    --  Worldwide franchise fees increased 8%.

    -- Restaurant margin increased 1.3 percentage points worldwide and grew in all three business segments.

    --  Average diluted shares outstanding were reduced by 7%.

    Note: All preceding comparisons are versus the same period a year ago.

    FULL-YEAR EPS OUTLOOK

    We have raised our full-year EPS outlook to $2.89, or 14% growth prior to special items, based on continued very strong growth from our China Division and double-digit growth from our YRI Division. The company's prior EPS guidance for 2006 was at least $2.83.

    CONSOLIDATED FINANCIAL HIGHLIGHTS

                        Third Quarter              Year To Date
                  ----------------------------------------------------
                    2006    2005  % Change     2006    2005  % Change
                  ------- ------- ---------  ------- ------- ---------
Traditional
 Restaurants      32,146  31,537     +2      32,146  31,537     +2
System-Sales
 Growth             +5%     +6%      NM        +5%     +7%      NM
Reported EPS      $0.83   $0.69     +20      $2.10   $1.78     +18
----------------------------------------------------------------------

    Note: YUM has 34,274 restaurant locations around the world, which include 2,128 license units.

    David C. Novak, Chairman and CEO, said, "We have continuously positioned Yum! Brands to deliver consistent global growth while at the same time generating substantial and increasing cash flow.

    "Third-quarter performance demonstrated our global growth once again led by 26% profit growth in China and 22% growth at YRI. As a result third-quarter EPS increased by 20% despite a 2% decline in U.S. same-store sales and U.S. profit growth of 1%. Fueled by this continued strong profit growth from each of our international divisions, we have once again raised our full-year EPS forecast, increasing it from $2.83 to $2.89 or 14% growth. This marks our fifth straight year of at least 13% EPS growth, exceeding our annual target of at least 10% growth. Importantly, we continue to build even stronger market positions in our China and YRI businesses.

    "At the same time, our company generates substantial free cash available for payout to our shareholders with the U.S. business leading the way. We expect to return over $1 billion to shareholders again this year in the form of share buybacks and an increased dividend. For 2006, this payout is substantial for each of our long-term shareholders as our share count will be reduced by 6%, and our dividend provides an additional return of more than 1%. We fully expect to continue to return similar substantial amounts of cash to shareholders for the foreseeable future.

    "Looking ahead, the growing strength of our China and YRI businesses gives us continued confidence in our ability to sustain annual EPS growth of at least 10% while we consistently generate substantial cash.

    "We remain focused on our four key strategies: (1) build dominant restaurant brands in China, (2) drive profitable international expansion, (3) improve U.S. brands and operations, and (4) multibrand category-leading brands."

    YUM! RESTAURANTS INTERNATIONAL DIVISION (YRI)

    Key growth driver: Franchise-fee growth by opening new franchise restaurants and leveraging our substantial infrastructure across an array of international markets.

                                           Third Quarter
($ million, except restaurant                              %
 counts and percentages)                                Change
                                                  --------------------
                                                               Excl
                                2006      2005     Reported    F/x
                              ----------------------------------------
Key Financial Measures
Franchise & License Fees            119       103       +15       +13
Franchisee Sales                  2,187     1,957       +12       +10
Company Sales                       399       387        +3        +1
Operating Margin %                 20.2      17.5  +2.7 ppt  +2.9 ppt
Operating Profit                    105        86       +22       +20
----------------------------------------------------------------------

----------------------------------------------------------------------
Key Operating Metrics
System-Sales Growth
(Local Currency)                                                   +9
Traditional Restaurants          11,551    11,066        +4        NA
  KFC                             6,410     6,124        +5        NA
  Pizza Hut                       4,673     4,499        +4        NA
Franchise Restaurants            10,262     9,641        +6        NA
----------------------------------------------------------------------

                                            Year to Date
($ million, except restaurant                              %
 counts and percentages)                                Change
                                                  --------------------
                                                              Excl
                                2006      2005     Reported    F/x
                              ----------------------------------------
Key Financial Measures
Franchise & License Fees            337       301       +12       +13
Franchisee Sales                  6,284     5,845        +8        +9
Company Sales                     1,139     1,165        -2        -2
Operating Margin %                 19.5      18.0  +1.5 ppt  +1.6 ppt
Operating Profit                    288       264        +9       +10
----------------------------------------------------------------------

----------------------------------------------------------------------
Key Operating Metrics
System-Sales Growth
(Local Currency)                                                   +7
Traditional Restaurants          11,551    11,066        +4        NA
  KFC                             6,410     6,124        +5        NA
  Pizza Hut                       4,673     4,499        +4        NA
Franchise Restaurants            10,262     9,641        +6        NA
----------------------------------------------------------------------

    For the third quarter, franchise fees continued to grow as a result of new-restaurant expansion and same-store-sales growth of 4%. Additionally, the expansion of our franchise-restaurant base due to the sale of company restaurants to franchisees (refranchising) added to growth in franchise fees. YRI opened 176 new restaurants in the third quarter and 452 year to date with franchisees opening 94% of the total year to date. Strong system-sales-growth performance continued in YRI's franchise-only markets driven by both solid growth in new units and same-store sales.

    For the third quarter, company sales were reduced by the impact of refranchising 157 company restaurants over the past year. Company-sales growth of +3% was lower by 6 percentage points due to this change in restaurant ownership. Overall, company same-store-sales growth was +4%, improving from a decline in the first quarter and slightly positive results in the second quarter.

    Operating margin increased 2.7 percentage points in the third quarter driven by strong franchise performance reflected by 15% growth in franchise fees.

    We received regulatory approval to complete the acquisition of the remaining 50% ownership of the Pizza Hut U.K. joint venture from Whitbread PLC on September 12, 2006. We expect some additional balance-of-year operating-profit growth from this business.

    For YRI full-year 2006, we expect . . .

    --  System-sales growth of at least 7%.

    --  New-restaurant openings of at least 770.

    --  Operating profit of at least +10%.

    These full-year growth rates are in local currency and excluding the impact of the fifty-third week last year.

    CHINA DIVISION

    Key growth driver: Profitable expansion of new KFC and Pizza Hut company restaurants in mainland China.

                                           Third Quarter
($ million, except restaurant                              %
 counts and percentages)                                Change
                                                 ---------------------
                                                              Excl
                                  2006      2005  Reported     F/x
                             -----------------------------------------
Key Financial Measures
Company Sales                      445       349       +28        +25
Restaurant Margin %               23.7      20.6  +3.1 ppt   +3.0 ppt
Operating Profit                   105        83       +26        +23
----------------------------------------------------------------------

----------------------------------------------------------------------
Key Operating Metrics
MAINLAND CHINA:
   KFC Restaurants               1,695     1,441       +18         NA
   Pizza Hut Restaurants           261       211       +24         NA
   System-Sales Growth
   (Local Currency)                                               +29
----------------------------------------------------------------------

                                           Year to Date
($ million, except restaurant                              %
 counts and percentages)                                Change
                                                 ---------------------
                                                              Excl
                                  2006      2005  Reported     F/x
                             -----------------------------------------
Key Financial Measures
Company Sales                    1,066       844       +26        +24
Restaurant Margin %               21.6      19.1  +2.5 ppt   +2.5 ppt
Operating Profit                   220       160       +38        +34
----------------------------------------------------------------------

----------------------------------------------------------------------
Key Operating Metrics
MAINLAND CHINA:
   KFC Restaurants               1,695     1,441       +18         NA
   Pizza Hut Restaurants           261       211       +24         NA
   System-Sales Growth
   (Local Currency)                                               +27
----------------------------------------------------------------------

    Note: China Division includes mainland China, Thailand and the KFC Taiwan business.

    For the third quarter 2006, company sales for the China Division increased 25% in local-currency terms due to the continued strong expansion of both our KFC and Pizza Hut brands in mainland China. Each brand is the market leader within the quick-service category and casual-dining category respectively. Mainland China system restaurants in operation grew 18%, and system-same-store sales grew 12% in local-currency terms.

    Third-quarter 2006 operating profit increased 23% in local-currency terms versus last year. The key contributing factor was continued growth in both our KFC and Pizza Hut brands' sales in mainland China. Importantly, third-quarter restaurant margin reached an all-time record. Last year, third-quarter China Division operating profit included $14 million in other income from a one-time financial recovery from a supplier.

    For the China Division full-year 2006 in local currency, we expect
.. . .

    --  System-sales growth of 24%.

    --  Operating-profit growth in the range of 35% to 40%.

    UNITED STATES BUSINESS

    Key growth drivers: Positive blended same-store-sales growth, improvements in restaurant and operating margins.

($ million, except           Third Quarter          Year to Date
 restaurant counts and                    %                      %
 percentages)             2006   2005  Change    2006   2005  Change
                        ----------------------------------------------
Key Financial Measures
Franchisee Sales         3,048  2,999       +2  8,927  8,530       +5
Company Sales            1,145  1,239       -8  3,515  3,678       -4
Franchise & License Fees   155    154       +1    454    435       +4
Restaurant Margin %       14.1   13.9 +0.2 ppt   15.1   13.8 +1.3 ppt
Operating Margin %        14.2   13.2 +1.0 ppt   14.2   12.8 +1.4 ppt
Operating Profit           183    183       +1    565    525       +8
----------------------------------------------------------------------

----------------------------------------------------------------------
Key Operating Metrics
Blended System
Same-Store-Sales Growth
 %                          -2     +4       NM     +1     +4       NM
System Multibrand
 Restaurants             3,277  2,918      +12  3,277  2,918      +12
Franchise Restaurants   13,662 13,530       +1 13,662 13,530       +1
----------------------------------------------------------------------

    For the third quarter, franchise sales and fees grew slightly as a result of opening new franchise restaurants and the expansion of our franchise-restaurant base due to the sale of 307 company-owned restaurants to franchisees (refranchising) over the past year.

    Company sales declined by 8% for the third quarter primarily from the impact of refranchising 307 company-owned restaurants the past 12 months.

    The key drivers of improvement in third-quarter restaurant and operating margins were a much improved commodity-cost environment and lower impairment expenses versus a year ago respectively. Overall, commodity costs declined by approximately $10 million versus last year.

    For the U.S. in 2006, we expect . . .

    --  Blended same-store sales to be flat.

    -- Operating-profit growth of +3% to +5%, excluding the fifty-third-week benefit in 2005.

    U.S. FRANCHISE OWNERSHIP UPDATE

    As previously communicated, in the U.S. business we have targeted to sell approximately 1,000 company restaurants to franchisees during 2006 and 2007. We are on schedule and remain fully confident of meeting our original two-year plan. Year-to-date 2006, 191 company-owned U.S. restaurants have been sold to our franchisees.

    Our two-year program was originally targeted to produce cash proceeds of $300 million, improve restaurant margin by at least 0.5 percentage points, improve ROIC by at least 0.75 percentage points, and have a neutral impact on U.S. operating profit. Our latest estimate is that cash proceeds for 2006 alone will total at least $250 million versus the original target of $150 million. Operating-profit impact for the U.S. in 2006 will be slightly negative, offset in 2007 by reduced G&A related to the operation of company restaurants sold during 2006.

    FREE CASH FLOW

    For full-year 2006, we continue to expect to generate about $1.3 billion in Cash from Operating Activities and about $700 million of free cash flow after capital expenditures. As we have previously communicated, our objective is to return virtually all free cash available to our shareholders through our share buybacks and quarterly dividends after investing more than $600 million in our worldwide businesses. For the full year 2006, we expect the total payout to net about 7% to shareholders, which includes significant share buybacks, reducing share count by 6%, and approximately 1% returned through the quarterly dividend.

    During the third quarter of 2006, we purchased 7.1 million shares for $337 million. Year-to-date share repurchases totaled $853 million.

    FOREIGN CURRENCY IMPACTS

(operating profit $ million)            2006
                              --------------------------
Division                      Third Quarter Year to Date
                              ------------- ------------
YRI                                     +1           -4
China                                   +3           +6
--------------------------------------------------------

    FULL-YEAR 2006 GUIDANCE UPDATE ONLINE

    For the entire updated version of our detailed full-year 2006 guidance, go to the following link: http://media.corporate-ir.net /media_files/irol/11/117941/06Guidance2.pdf. (Due to its length, this URL may need to be copied/pasted into your Internet browser's address field. Remove the extra space if one exists.)

    PERIOD 10 SALES

    INTERNATIONAL SYSTEM-SALES GROWTH (Estimated)

                                  P10 2006      P10 2005     P10 2006
                                   Local         Local         U.S.
                                  Currency      Currency      Dollars
                                ------------  ------------   ---------
Yum! Restaurants International      +9%           +4%          +11%
CHINA Division                      +19%          +13%         +21%
       Mainland China               +25%          +15%         +28%
----------------------------------------------------------------------

    The 6 percentage-point gap between the Period 10 local currency system sales of the China Division of +19% and mainland China's +25% is due to the general softness in our Taiwan business.

    U.S. COMPANY SAME-STORE-SALES GROWTH (Estimated)

                       Period 10                  Third Quarter
               --------------------------   --------------------------
                  2006          2005            2006         2005
               ------------ -------------   ------------- ------------
U.S. BLENDED       -1%           +3%             -2%          +4%
Taco Bell          -1%           +6%             -2%          +8%
Pizza Hut          Even          -3%             -5%          -3%
KFC                -2%           +6%            Even          +6%
-----------------------------------------   --------------------------

    2006 Period 10 End Dates             2006 Period 11 End Dates
---------------------------------   ----------------------------------
International Division 9/11/2006    International Division  10/9/2006
China Division         9/30/2006    China Division         10/31/2006
U.S. Business          10/7/2006    U.S. Business           11/4/2006
---------------------------------   ----------------------------------

    CONFERENCE CALL

    Yum! Brands Inc. will host a conference call to review the company's financial performance and strategies at 2 p.m. EDT Thursday, October 12, 2006.

    For U.S. callers, the number is 877/815-2029. For international callers, the number is 706/645-9271.

    The call will be available for playback beginning at 5 p.m. Eastern Time Thursday, October 12, through 5 p.m. Friday, October 20. To access the playback, dial 800/642-1687 in the United States and 706/645-9291 internationally. The playback pass code is 6927073.

    The call and the playback can be accessed via the Internet by visiting Yum! Brands' Web site, www.yum.com, and selecting
"3rd-Quarter Earnings Webcast."

    New! For your added convenience . . . A podcast will be available within 24 hours of the end of the call at www.yum.com/investors.

    2006 Annual Conference for Investors & Analysts

    Please note, Tuesday, December 5, Yum! Brands will host the company's Annual Conference for Investors and Analysts from approximately 8 a.m. to 1 p.m. EST, at The St. Regis Hotel in New York. Online registration is required before 5 p.m. EST Friday, December 1. To register, please access the link to the conference online registration at www.yum.com. Click on "Register Now" under "Analyst/Investor Upcoming Events."

    If you have questions, call Yum! Brands Investor Relations at 888/298-6986

    ADDITIONAL INFORMATION ONLINE

    -- For third-quarter restaurant-count details and definitions of terms used, go to http://media.corporate-ir.net /media_files/irol/11/117941/YumQ306Earnings.pdf.(Due to its length, this URL may need to be copied/pasted into your Internet browser's address field. Remove the extra space if one exists.)

    -- For segment-results reconciliation, go to http://investors.yum.com
        /phoenix.zhtml?c=117941&p=irol-newsEarnings. (Due to its length, this URL may need to be copied/pasted into your Internet browser's address field. Remove the extra space if one exists.)

    This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. These statements include those identified by such words as may, will, expect, project, anticipate, believe, plan and other similar terminology. These "forward-looking" statements reflect management's current expectations regarding future events and operating and financial performance and are based on currently available data. However, actual results are subject to future events and uncertainties, which could cause actual results to differ from those projected in this announcement. Accordingly, you are cautioned not to place undue reliance on forward-looking statements. Factors that can cause actual results to differ materially include, but are not limited to, changes in global and local business, economic and political conditions in the countries and territories where Yum! Brands operates, including the effects of war and terrorist activities; changes in currency exchange and interest rates; changes in commodity, labor and other operating costs; changes in competition in the food industry, consumer preferences or perceptions concerning the products of the company and/or our competitors, spending patterns and demographic trends; the impact that any widespread illness or general health concern may have on our business and the economy of the countries in which we operate; the effectiveness of our operating initiatives and marketing, advertising and promotional efforts; new-product and concept development by Yum! Brands and other food-industry competitors; the success of our strategies for refranchising and international development and operations; the ongoing business viability of our franchise and license operators; our ability to secure distribution to our restaurants at competitive rates and to ensure adequate supplies of restaurant products and equipment in our stores; unexpected disruptions in our supply chain; publicity that may impact our business and/or industry; severe weather conditions; effects and outcomes of pending or future legal claims involving the company; changes in effective tax rates; our actuarially determined casualty loss estimates; new legislation and governmental regulations or changes in legislation and regulations and the consequent impact on our business; and changes in accounting policies and practices. Further information about factors that could affect Yum! Brands' financial and other results are included in the company's Forms 10-Q and 10-K, filed with the Securities and Exchange Commission.

    Yum! Brands Inc., based in Louisville, Kentucky, is the world's largest restaurant company in terms of system restaurants with over 34,000 restaurants, which includes over 2,000 licensed restaurants, in more than 100 countries and territories. Four of the company's restaurant brands -- KFC, Pizza Hut, Taco Bell and Long John Silver's -- are the global leaders of the chicken, pizza, Mexican-style food and quick-service seafood categories respectively. Yum! Brands is the worldwide leader in multibranding, which offers consumers more choice and convenience at one restaurant location from a combination of KFC, Taco Bell, Pizza Hut, A&W or Long John Silver's brands. The company and its franchisees today operate over 3,400 multibrand restaurants. Outside the United States in 2005, the Yum! Brands' system opened about three new restaurants each day of the year, making it one of the fastest growing retailers in the world. For the past four years, the company has been recognized as one of Fortune Magazine's "Top 50 Employers for Minorities." It also has been recognized as one of the "Top 50 Employers for Women" by Fortune, one of the "40 Best Companies for Diversity" by Black Enterprise Magazine for the past two years, one of Black Enterprise Magazine's "30 Hottest Franchises for 2006, one of the "Corporate 100 Companies Providing Opportunities for Hispanics" by Hispanic Magazine, one of the "Top 50 Corporations for Supplier Diversity" by Hispanic Trends Magazine and by BusinessWeek as one of the "Top 15 Companies for In-Kind Corporate Philanthropy."

Analysts are invited to contact
        Tim Jerzyk, Vice President Investor Relations, at 888/298-6986 Quan Nghe, Director Investor Relations, at 888/298-6986

Members of the media are invited to contact
        Amy Sherwood, Vice President Public Relations, at 502/874-8200


                          Yum! Brands, Inc.
                   Consolidated Summary of Results
           (amounts in millions, except per share amounts)
                             (unaudited)

                     Quarter      % Change   Year to date    % Change
                -----------------          -----------------
                 9/9/06   9/3/05    B/(W)   9/9/06   9/3/05    B/(W)
                -------- -------- ----------------- -------- ---------
Company sales   $1,989   $1,975      1     $5,720   $5,687      1

Franchise and
 license fees       289      268     8         825      763     8
                -------- --------          -------- --------
Total revenues    2,278    2,243     2       6,545    6,450     1
                -------- --------          -------- --------

Costs and expenses
 Food and paper     606      619     2       1,746    1,793     3
 Payroll and
  employee
  benefits          492      501     2       1,461    1,493     2
 Occupancy and
  other
  operating
  expenses          570      561    (2)      1,607    1,582    (2)
                -------- --------          -------- --------
Company
 restaurant
 expenses         1,668    1,681     1       4,814    4,868     1

General and
 administrative
 expenses           271      264    (3)        789      784    (1)
Franchise and
 license
 expenses             7       12    43          24       24    (1)
Closures and
 impairment
 expenses             1       17    NM          25       43    NM
Refranchising
 (gain) loss          4      (10)   NM          (7)     (21)   NM
Other (income)
 expense            (17)     (27)  (37)        (33)     (66)  (50)
Wrench
 litigation
 (income)
 expense             --       (2)   NM          --       (2)   NM
AmeriServe and
 other charges
 (credits)           --       --    NM          --       --    NM
                -------- --------          -------- --------
Total costs and
 expenses         1,934    1,935    --       5,612    5,630    --
                -------- --------          -------- --------

Operating
 profit             344      308    11         933      820    14
Interest
 expense, net        34       28   (17)        105       86   (21)
                -------- --------          -------- --------
Income before
 income taxes       310      280    11         828      734    13
Income tax
 provision           80       75    (7)        236      198   (19)
                -------- --------          -------- --------
Net income      $   230  $   205    12     $   592  $   536    10
                ======== ========          ======== ========

Effective tax
 rate              25.8%    26.8%             28.5%    27.0%
--------------- ======== ========          ======== ========

Basic EPS Data
---------------
 EPS            $  0.86  $  0.72    19     $  2.18  $  1.86    17
                ======== ========          ======== ========
 Average shares
  outstanding       268      285     6         272      288     6
                ======== ========          ======== ========

Diluted EPS
 Data
---------------
 EPS            $  0.83  $  0.69    20     $  2.10  $  1.78    18
                ======== ========          ======== ========
 Average shares
  outstanding       277      298     7         282      301     7
                ======== ========          ======== ========

Dividends
 declared per
 common share   $   --   $   --            $0.265   $0.215
                ======== ========          ======== ========

Please note that the results for all periods presented include the negative impact of expensing stock options and stock appreciation rights.

See accompanying notes


                          Yum! Brands, Inc.
                   UNITED STATES Operating Results
                        (amounts in millions)
                             (unaudited)

                    Quarter      % Change    Year to date    % Change
               -----------------           -----------------
                9/9/06   9/3/05    B/(W)    9/9/06   9/3/05    B/(W)
               -------- -------- --------- -------- -------- ---------

Company sales  $1,145   $1,239     (8)     $3,515   $3,678     (4)
Franchise and
 license fees     155      154      1         454      435      4
               -------- --------           -------- --------
  Revenues      1,300    1,393     (7)      3,969    4,113     (4)
               -------- --------           -------- --------

Company
 restaurants
  Food and
   paper          319      368     13         991    1,105     10
  Payroll and
   employee
   benefits       346      367      6       1,055    1,105      5
  Occupancy and
   other
   operating
   expenses       319      332      4         940      960      2
               -------- --------           -------- --------
                  984    1,067      8       2,986    3,170      6
General and
 administrative
 expenses         129      121     (6)        380      365     (4)
Franchise and
 license
 expenses           4        9     57          15       18     18
Closures and
 impairment
 expenses          --       13     NM          15       35     NM
Other (income)
 expense           --       --     NM           8       --     NM
               -------- --------           -------- --------
                1,117    1,210      8       3,404    3,588      5
               -------- --------           -------- --------
Operating
 profit        $  183   $  183      1      $  565   $  525      8
               ======== ========           ======== ========

Company sales   100.0 %  100.0 %            100.0 %  100.0 %
                                   1.8                         1.8
Food and paper   27.8     29.6    ppts.      28.2     30.0    ppts.
Payroll and
 employee                          (0.5)                       0.1
 benefits        30.2     29.7    ppts.      30.0     30.1    ppts.
Occupancy and
 other
 operating                         (1.1)                       (0.6)
 expenses        27.9     26.8    ppts.      26.7     26.1    ppts.
               -------- --------           -------- --------
Restaurant                         0.2                         1.3
 margin          14.1 %   13.9 %  ppts.      15.1 %   13.8 %  ppts.
               ======== ========           ======== ========

Operating                          1.0                         1.4
 margin          14.2 %   13.2 %  ppts.      14.2 %   12.8 %  ppts.
               ======== ========           ======== ========

Please note that the results for all periods presented include the negative impact of expensing stock options and stock appreciation rights.

See accompanying notes


                          Yum! Brands, Inc.
               INTERNATIONAL DIVISION Operating Results
                        (amounts in millions)
                             (unaudited)

                       Quarter     % Change   Year to date   % Change
                   ---------------           ---------------
                   9/9/06  9/3/05    B/(W)   9/9/06  9/3/05    B/(W)
                   ------- ------- --------- ------- ------- ---------

Company sales      $  399  $  387      3     $1,139  $1,165    (2)
Franchise and
 license fees         119     103     15        337     301    12
                   ------- -------           ------- -------
  Revenues            518     490      6      1,476   1,466     1
                   ------- -------           ------- -------

Company
 restaurants
  Food and paper      131     128     (3)       377     384     2
  Payroll and
   employee
   benefits            95      92     (3)       273     280     2
  Occupancy and
   other operating
   expenses           118     118     (1)       342     352     3
                   ------- -------           ------- -------
                      344     338     (2)       992   1,016     2
General and
 administrative
 expenses              65      63     (7)       187     192    2
Franchise and
 license expenses       3       3     (2)         9       6   (56)
Closures and
 impairment
 expenses               1       4     NM          8       6    NM
Other (income)
 expense               --      (4)   (79)        (8)    (18)  (51)
                   ------- -------           ------- -------
                      413     404     (2)     1,188   1,202     1
                   ------- -------           ------- -------
Operating profit   $  105  $   86     22     $  288  $  264     9
                   ======= =======           ======= =======

Company sales       100.0%  100.0%            100.0%  100.0%
                                     0.1                       (0.2)
Food and paper       33.0    33.1   ppts.     33.2    33.0    ppts.
Payroll and                           --                        --
 employee benefits   23.8    23.8   ppts.     24.0    24.0    ppts.
Occupancy and
 other operating                     0.7                       0.2
 expenses            29.8    30.5   ppts.     30.0    30.2    ppts.
                   ------- -------           ------- -------
                                     0.8                        --
Restaurant margin    13.4%   12.6%  ppts.     12.8 %  12.8 %  ppts.
                   ======= =======           ======= =======

                                     2.7                       1.5
Operating margin     20.2%   17.5%  ppts.     19.5 %  18.0 %  ppts.
                   ======= =======           ======= =======


Please note that the results for all periods presented include the negative impact of expensing stock options and stock appreciation rights.

See accompanying notes


                          Yum! Brands, Inc.
                   CHINA DIVISION Operating Results
                        (amounts in millions)
                             (unaudited)

                    Quarter      % Change    Year to date    % Change
               -----------------           -----------------
                9/9/06   9/3/05    B/(W)    9/9/06   9/3/05    B/(W)
               -------- -------- --------- -------- -------- ---------

Company sales  $  445   $  349     28      $1,066   $  844     26
Franchise and
 license fees      15       11     27          34       27     24
               -------- --------           -------- --------
  Revenues        460      360     28       1,100      871     26
               -------- --------           -------- --------

Company
 restaurants
  Food and
   paper          156      123    (27)        378      304    (24)
  Payroll and
   employee
   benefits        51       42    (21)        133      108    (23)
  Occupancy and
   other
   operating
   expenses       133      111    (19)        325      270    (20)
               -------- --------           -------- --------
                  340      276    (23)        836      682    (23)
General and
 administrative
 expenses          30       25    (25)         71       60    (17)
Franchise and
 license
 expenses          --       --     NM          --       --     NM
Closures and
 impairment
 expenses          --       --     NM           2        2     NM
Other (income)
 expense          (15)     (24)   (36)        (29)     (33)   (13)
               -------- --------           -------- --------
                  355      277    (28)        880      711    (24)
               -------- --------           -------- --------
Operating
 profit        $  105   $   83     26      $  220   $  160     38
               ======== ========           ======== ========

Company sales   100.0 %  100.0 %            100.0 %  100.0 %
                                   0.4                         0.6
Food and paper   35.0     35.4    ppts.      35.4     36.0    ppts.
Payroll and
 employee                          0.6                         0.4
 benefits        11.4     12.0    ppts.      12.5     12.9    ppts.
Occupancy and
 other
 operating                         2.1                         1.5
 expenses        29.9     32.0    ppts.      30.5     32.0    ppts.
               -------- --------           -------- --------
Restaurant                         3.1                         2.5
 margin          23.7 %   20.6 %  ppts.      21.6 %   19.1 %  ppts.
               ======== ========           ======== ========

Please note that the results for all periods presented include the negative impact of expensing stock options and stock appreciation rights.

See accompanying notes

China Division includes mainland China, Thailand and KFC Taiwan


                          Yum! Brands, Inc.
                Condensed Consolidated Balance Sheets
                        (amounts in millions)
                                                (unaudited)
                                                  9/9/06     12/31/05
                                                -----------  ---------
ASSETS
Current Assets
Cash and cash equivalents                           $  271     $  158
Short-term investments                                 123         43
Accounts and notes receivable, less allowance:
 $16 in 2006 and $23 in 2005                           223        236
Inventories                                             80         85
Prepaid expenses and other current assets               90         75
Deferred income taxes                                  150        163
Advertising cooperative assets, restricted              99         77
                                                -----------  ---------
 Total Current Assets                                1,036        837
Property, plant and equipment, net of
 accumulated depreciation and amortization of
 $2,994 in 2006 and $2,830 in 2005                   3,276      3,356
Goodwill                                               546        538
Intangible assets, net                                 338        330
Investments in unconsolidated affiliates               190        173
Other assets                                           515        464
                                                -----------  ---------
 Total Assets                                       $5,901     $5,698
                                                ===========  =========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Accounts payable and other current liabilities      $1,212     $1,238
Income taxes payable                                   103         79
Short-term borrowings                                  173        211
Advertising cooperative liabilities                     99         77
                                                -----------  ---------
 Total Current Liabilities                           1,587      1,605

Long-term debt                                       1,932      1,649
Other liabilities and deferred credits               1,054        995
                                                -----------  ---------
 Total Liabilities                                   4,573      4,249
                                                -----------  ---------

Shareholders' Equity
Preferred stock, no par value, 250 shares
 authorized; no shares issued                           --         --
Common stock, no par value, 750 shares
 authorized; 265 shares and 278 shares issued
 in 2006 and 2005, respectively                         --         --
Retained earnings                                    1,462      1,619
Accumulated other comprehensive loss                  (134)      (170)
                                                -----------  ---------
 Total Shareholders' Equity                          1,328      1,449
                                                -----------  ---------
 Total Liabilities and Shareholders' Equity         $5,901     $5,698
                                                ===========  =========

   See accompanying notes


                          Yum! Brands, Inc.
           Condensed Consolidated Statements of Cash Flows
                        (amounts in millions)
                             (unaudited)

                                                        Year to date
                                                      ----------------
                                                      9/9/06   9/3/05
                                                      -------  -------
Cash Flows - Operating Activities
Net income                                            $  592    $ 536
Adjustments to reconcile net income to net cash
 provided by operating activities:
   Depreciation and amortization                         319      319
   Closures and impairment expenses                       25       43
   Refranchising (gain) loss                              (7)     (21)
   Contributions to defined benefit pension plans        (41)      --
   Other liabilities and deferred credits                 71       37
   Deferred income taxes                                 (47)     (80)
   Equity income from investments in unconsolidated
    affiliates                                           (37)     (39)
   Distributions of income received from
    unconsolidated affiliates                             26       21
   Excess tax benefit from share-based compensation      (40)     (67)
   Share-based compensation expense                       46       43
   Other non-cash charges and credits, net                59       20
Changes in operating working capital, excluding
 effects of acquisitions and dispositions:
   Accounts and notes receivable                          22      (22)
   Inventories                                             7        7
   Prepaid expenses and other current assets             (10)      70
   Accounts payable and other current liabilities        (47)      42
   Income taxes payable                                   69       86
                                                      -------  -------
   Net change in operating working capital                41      183
                                                      -------  -------
Net Cash Provided by Operating Activities              1,007      995
                                                      -------  -------

Cash Flows - Investing Activities
Capital spending                                        (323)    (362)
Proceeds from refranchising of restaurants                96       79
Acquisition of restaurants from franchisees              (11)      --
Short-term investments                                   (79)     (32)
Sales of property, plant and equipment                    33       25
Other, net                                               (16)      20
                                                      -------  -------
Net Cash Used in Investing Activities                   (300)    (270)
                                                      -------  -------

Cash Flows - Financing Activities
Proceeds from Senior Unsecured Notes                     300       --
Revolving Credit Facility activity
 Three months or less, net                               (26)      78
Repayments of long-term debt                            (207)     (11)
Short-term borrowings-three months or less, net          162      (32)
Repurchase shares of common stock                       (853)    (678)
Excess tax benefit from share-based compensation          40       67
Employee stock option proceeds                            93      113
Dividends paid on common shares                         (104)     (91)
Other, net                                                (2)      --
                                                      -------  -------
Net Cash Used in Financing Activities                   (597)    (554)
                                                      -------  -------

Effect of Exchange Rate on Cash and Cash Equivalents       3       (4)
                                                      -------  -------

Net Increase (Decrease) in Cash and Cash Equivalents     113      167
Net Increase in Cash and Cash Equivalents of Mainland
 China for December 2004                                  --       34
Cash and Cash Equivalents - Beginning of Period          158       62
                                                      -------  -------
Cash and Cash Equivalents - End of Period             $  271    $ 263
                                                      =======  =======


See accompanying notes


Notes to the Consolidated Summary of Results, Condensed Consolidated
  Balance Sheets and Condensed Consolidated Statements of Cash Flows
           (amounts in millions, except per share amounts)
                             (unaudited)

(a)Percentages may not recompute due to rounding.

(b)All periods presented reflect the Company's adoption of Statement of Financial Accounting Standards ("SFAS") No. 123 (Revised 2004), "Share-Based Payment" (SFAS 123R) effective September 4, 2005. The Company adopted SFAS 123R by applying the modified retrospective application transition method to the beginning of 2005, and as such the first three fiscal quarters of 2005 were adjusted to recognize the compensation cost for stock options previously reported only in the financial statement proforma footnote disclosures as required by SFAS No. 123, "Accounting for Stock-Based Compensation". Previously reported diluted EPS prior to the adoption of SFAS 123R and this adjustment was $0.72 and $1.87 in the quarter and year to date ended September 3, 2005, respectively.

(c)Amounts presented as of and for the quarter and year to date ended September 9, 2006 are preliminary.

(d)Other (income) expense includes equity income from investments in unconsolidated affiliates. In the quarter ended March 25, 2006, we also recorded an $8 million charge associated with the termination of a beverage agreement in the United States segment as other expense. In the quarter ended June 11, 2005, we recorded a $17 million gain associated with the IPO of our Poland/Czech Republic business as other income. In the quarter ended September 3, 2005 we recorded a partial financial recovery of $14 million related to a China supplier ingredient issue as other income.

(e)Income of $2 million was recorded in the quarter ended September 3, 2005 from a settlement with an insurance carrier related to the legal judgment against Taco Bell Corp. on June 4, 2003, in Wrench
    v. Taco Bell Corp.

    CONTACT: Yum! Brands Inc., Louisville
             Analysts:
             Vice President Investor Relations
             Tim Jerzyk, 888-298-6986
             or
             Director Investor Relations
             Quan Nghe, 888-298-6986
             or
             Media:
             Vice President Public Relations
             Amy Sherwood, 502-874-8200